Exhibit 23.2
Consent of Independent Registered Public Accounting Firm
We consent to the use of our report dated April 7, 2021, with respect to the financial statements of Proterra Inc included herein and to the reference to our firm under the heading “Experts” in the prospectus.

/s/ KPMG LLP

Santa Clara, California
June 28, 2021